Exhibit 10.5

REPUBLIC FINANCIAL INDEMNITY GROUP, INC.

$180,000,000

SERIES A VARIABLE RATE SENIOR DEBENTURE NO. 5

REPUBLIC FINANCIAL INDEMNITY GROUP, INC., (f/k/a Old Republic Mortgage Guaranty Group, Inc.), a corporation duly organized and legally existing under the laws of the State of Delaware (hereinafter referred to as the “Corporation”), for value received, hereby promises to pay in the currency of the United States of America the principal sum of $180,000,000 and a variable rate of interest on said principal sum to OLD REPUBLIC INTERNATIONAL CORPORATION or its registered assigns. The principal sum shall be due and payable on December 31, 2038.

(1) Interest: The variable rate of interest for this Debenture shall be 4.50 percent per annum above the monthly London Interbank Offered Rate (LIBOR)as reported in the Wall Street Journal or a comparable publication, on that date or, if a holiday, on the next business day thereafter. The above formula notwithstanding, the maximum rate of interest shall not exceed 8.5 percent per annum. Until January 31, 2013, the rate for this Debenture shall be as determined on December 31, 2011 using the above formula. Thereafter, interest shall be determined on the last business day of each month and shall be paid to the holder of this Debenture in arrears, on the last business day of each calendar year quarter. Interest shall be computed based on a 360 day year which consists of twelve months and each month consisting of 30 days. The holder of this Debenture may forbear on the collection of any principal or interest due on this Debenture. However, no delay or omission on the part of the holder of this Debenture in exercising any right hereunder shall operate as a waiver of such right or of any right under this Debenture. A waiver on one occasion shall not be construed as a bar to, or waiver of any right in the future. In addition in the event that any payment of principal or interest is not made when due hereunder, interest shall accumulate on the unpaid amount thereof at the same rate as calculated above until paid.

(2) Where Payable: The principal hereof, and interest hereon, shall be payable at the office of the Corporation in the City of Chicago, Illinois or at such other place as may be designated by the holder of this Debenture.

(3) Prepayment: The Corporation reserves the right, at its option, to prepay the whole or a part of the principal sum of this Debenture, plus accrued interest thereon, at any time, by giving not less than 30 days prior written notice to the registered holder hereof at such holder’s address appearing on the books of the Corporation. Such prepayment of the principal sum and all accrued interest shall be a complete discharge of the Corporation’s obligations hereunder. If the Corporation does not prepay all the outstanding principal amount due under this series of Debentures, than such prepayment will be prorated among all holders of this series of Debentures. Notwithstanding the foregoing, no partial prepayment of this Debenture shall be permitted unless it is in an amount not less than $100,000.00. Prepayments shall be applied first to unpaid penalties, next to unpaid interest, and only then to the outstanding principal balance hereof. If the prepayment is not sufficient to repay, on a prorated basis, the above minimum amount to each Debenture holder of this series, then the amount of the prepayment, subject to the minimum repayment per Debenture, shall be allotted to Debenture holders of this series by the drawing of lots.

(4) Senior Debt: The payment of the principal of, and interest on, this Debenture is expressly senior, and shall rank superior to the payment of all subordinated debt of the Corporation, as hereinafter defined. The Corporation shall not, without the prior written consent of the holder of this Debenture incur, create, issue, assume, or permit to exist any indebtedness which is senior to, or ranks on a parity with this Debenture. The term “subordinated debt” shall mean the principal of, premium, if any, and interest on (i) indebtedness, for the payment of which the Corporation is liable, whether outstanding on the date hereof or hereafter created, incurred or assumed, which is for money borrowed from, or the payment of which is guaranteed to, others, and (ii) renewals, extensions and refundings of any such indebtedness; unless in the instrument creating or evidencing the same, or pursuant to which the same is outstanding, it is stated that such indebtedness, or such renewal, extension or refunding thereof, is to be on a parity with or is to rank superior to the Debentures in the right to payment of principal and interest.

(5) Payment Ranking: Upon any liquidation, dissolution, winding up, or reorganization of the Corporation, whether in insolvency, bankruptcy, rehabilitation, receivership, or reorganization proceedings, or upon an assignment for the benefit of creditors, or any other marshaling of the assets and liabilities of the Corporation, the principal and accrued interest remaining to be paid with respect to this series of Debentures shall be paid in full to the holders thereof, or provisions for such payment shall be made, before any subordinated indebtedness of the Corporation shall be paid. However, if the assets of the Corporation are not adequate to permit payment in full of such principal of, and accrued interest on, this series of Debentures, the holders of these Debentures and the holders of all other indebtedness which ranks on a parity with these Debentures shall share ratably in the distribution of the Corporation’s assets, after payment in full of any indebtedness superior in rank to these Debentures, according to the aggregate principal amounts and accrued interest thereon remaining to be paid with respect to this series of Debentures and such other indebtedness of the Corporation which ranks on a parity with these Debentures.

(6) Acceleration: The holder of the Debenture, in its sole discretion, may declare the total outstanding principal amount hereof and all interest due and accrued thereon immediately due and payable by the Corporation in the event fifteen percent (15%) or more of all classes of the Corporation’s capital stock entitled to vote is acquired in one transaction or a series of related transactions by a person or a group of persons, within the meaning of Section 13(d) of the Securities Exchange Act of 1934.

(7) Limitation on Borrowing: The Corporation shall not borrow $5,000,000 or more without the holder’s prior written approval.

(8) Transfer: This Debenture may be transferred only at the office of the Corporation in the City of Chicago, Illinois, upon surrender of this Debenture by the registered holder hereof in person, or by attorney duly authorized in writing. The Corporation may consider and treat the registered holder hereof as the absolute owner of this Debenture for all purposes whatsoever, and the Corporation shall not be affected by any notice to the contrary.

(9) Discharge of Indebtedness: Payment to the registered holder of the principal of, and all accrued interest on, this Debenture shall be a complete discharge of the Corporation’s liability with respect to such payment.

(10) No Recourse: No recourse shall be had for the payment of the principal of, or interest on, this Debenture, or for any claim based thereon, or otherwise against any incorporator, shareholder, officer, director, or attorney, past, present, or future, of the Corporation, whether by virtue of any constitution, statute, rule of law, enforcement of any assessment, or penalty, or by reason of any matter prior to the delivery of this Debenture, or otherwise, all such liability, by the acceptance hereof and as part of the consideration of the issue hereof, being expressly waived and released.

(11) Description Headings: The description headings herein have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provisions hereof.

IN WITNESS WHEREOF, Republic Financial Indemnity Group, Inc. has caused this Debenture to be duly executed and issued under its Corporate seal on this 14th day of March, 2012.

REPUBLIC FINANCIAL INDEMNITY GROUP, INC.

By:
Name:
Title:

ATTEST:

Name:

Date:

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